Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2019 Second-Quarter Results

ATLANTA, GA — September 10, 2019 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.6 billion for the second quarter of fiscal 2019 ended August 4, 2019, an increase of $24 million, or 1.5 percent, as compared to the second quarter of fiscal 2018.

“Despite a difficult start to 2019, I am proud of our more than 11,500 HD Supply associates who continue to provide exceptional service to our customers,” stated Joe DeAngelo, Chairman and CEO of HD Supply. “We remain confident in our ability to create value by focusing on what we can control, providing the best customer service in the industry, generating strong free cash flow and executing on our capital allocation strategy.”

Gross profit increased $11 million, or 1.8 percent, to $633 million for the second quarter of fiscal 2019, as compared to $622 million for the second quarter of fiscal 2018. Gross profit was 39.0 percent of Net sales for the second quarter of fiscal 2019, up approximately 10 basis points from 38.9 percent for the second quarter of fiscal 2018.

Operating income of $211 million was flat as compared to the second quarter of fiscal 2018. Operating income was 13.0 percent of Net sales for the second quarter of fiscal 2019, down approximately 20 basis points from 13.2 percent for the second quarter of fiscal 2018.

Net income increased $4 million, or 3.1 percent, to $135 million for the second quarter of fiscal 2019, as compared to $131 million for the second quarter of fiscal 2018.  Net income per diluted share increased $0.08, or 11.3 percent, to $0.79 in the second quarter of fiscal 2019, as compared to $0.71 in the second quarter of fiscal 2018.

Adjusted EBITDA decreased $2 million, or 0.8 percent, to $244 million for the second quarter of fiscal 2019, as compared to $246 million for the second quarter of fiscal 2018. Adjusted EBITDA was 15.0 percent of Net sales for the second quarter of fiscal 2019, down approximately 40 basis points from 15.4 percent for the second quarter of fiscal 2018.

Adjusted net income increased $1 million, or 0.5 percent, to $183 million for the second quarter of fiscal 2019, as compared to $182 million for the second quarter of fiscal 2018.  Adjusted net income per diluted share increased $0.09, or 9.1 percent, to $1.08 in the second quarter of fiscal 2019, as compared to $0.99 in the second quarter of fiscal 2018.

As of August 4, 2019, HD Supply’s combined liquidity of $730 million was comprised of $41 million in cash and cash equivalents and $689 million of additional available borrowings (excluding $5 million of borrowings on available cash balances) under HD Supply, Inc.’s senior asset-based lending facility, based on qualifying inventory and receivables.

Business Unit Performance

Facilities Maintenance

Net sales increased $10 million, or 1.2 percent, to $830 million in the second quarter of fiscal 2019, as compared to $820 million for the second quarter of fiscal 2018.  Adjusted EBITDA decreased $1 million, or 0.7 percent, to $149 million for the second quarter of fiscal 2019, as compared to $150 million for the second quarter of fiscal 2018.  Adjusted EBITDA was 18.0 percent of Net sales for the second quarter of fiscal 2019, down approximately 30 basis points from 18.3 percent for the second quarter of fiscal 2018.

Construction & Industrial

Net sales increased $14 million, or 1.8 percent, to $795 million in the second quarter of fiscal 2019, as compared to $781 million for the second quarter of fiscal 2018. Adjusted EBITDA decreased $1 million, or 1.0 percent, to $95 million for the second quarter of fiscal 2019, as compared to $96 million for the second quarter of fiscal 2018.  Adjusted EBITDA was 11.9 percent of Net sales for the second quarter of fiscal 2019, down approximately 40 basis points from 12.3 percent for the second quarter of fiscal 2018.

Second-Quarter Monthly Sales Performance

Net sales for May, June and July of fiscal 2019 were $464 million, $521 million and $639 million, respectively.  There were 19 selling days in May, 20 selling days in June and 24 selling days in July of fiscal 2019, compared to 20 selling days in May, 19 selling days in June and 24 selling days in July of fiscal 2018.  Average year-over-year daily sales growth for May, June and July was 0.2 percent, 1.9 percent and 2.1 percent, respectively.

Preliminary August Sales Results

Preliminary Net sales in August 2019 were approximately $521 million, which represents year-over-year average daily sales growth of approximately 1.6 percent.  Preliminary August year-over-year average daily sales growth by business segment was approximately 1.2 percent in Facilities Maintenance and approximately 2.0 percent in Construction & Industrial.  There were 20 selling days in both August 2019 and August 2018.

Third-Quarter 2019 and Fiscal Year 2019 Outlook

For the third quarter of fiscal 2019 and full-year fiscal 2019, the Company anticipates the following (amounts in millions, except per share data):

	Third-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net sales	$1,620	$1,670	$6,100	$6,200
Net income	130	142	450	472
Adjusted EBITDA	240	255	855	885
Net income per share — diluted (1)	$0.78	$0.86	$2.68	$2.81
Adjusted net income per share — diluted (1)	$0.96	$1.05	$3.45	$3.60

(1)         Assumes a fully diluted weighted average share count of 166 million for the third-quarter of fiscal 2019 and 168 million for the full-year fiscal 2019.

The company will provide further specifics on its end markets, the third quarter of fiscal 2019 outlook and the full-year fiscal 2019 outlook during the second quarter 2019 earnings conference call and in the earnings call presentation materials.

Fiscal 2019 Second-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, September 10th, 2019 at 8:00 a.m. (Eastern Time) to discuss its second-quarter fiscal 2019 results.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company’s approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended February 3, 2019, filed on March 19, 2019 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Third-quarter 2019 and full-year fiscal 2019 estimates for Net sales, Net income, Net income per diluted share, Adjusted EBITDA and Adjusted net income per diluted share are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended		Six Months Ended
	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net Sales	$1,624	$1,600	$3,117	$2,989
Cost of sales	991	978	1,899	1,815
Gross Profit	633	622	1,218	1,174
Operating expenses:
Selling, general and administrative	396	384	788	756
Depreciation and amortization	26	25	51	47
Restructuring	—	2	(2)	9
Total operating expenses	422	411	837	812
Operating Income	211	211	381	362
Interest expense	28	35	56	69
Interest (income)	—	—	—	(1)
Income from Continuing Operations Before Provision for Income Taxes	183	176	325	294
Provision for income taxes	48	46	83	75
Income from Continuing Operations	$135	$130	$242	$219
Income from discontinued operations, net of tax	—	1	—	1
Net Income	$135	$131	$242	$220
Other comprehensive income (loss):
Foreign currency translation adjustment	—	1	—	2
Unrealized loss on cash flow hedge, net of tax of $5, $ - , $7, and $ -	(16)	—	(21)	—
Total Comprehensive Income	$119	$132	$221	$222

Weighted Average Common Shares Outstanding (thousands)
Basic	169,546	182,992	169,773	183,659
Diluted	170,057	183,822	170,386	184,456

Basic Earnings Per Share(1):
Income from Continuing Operations	$0.80	$0.71	$1.43	$1.19
Income from Discontinued Operations	$—	$0.01	$—	$0.01
Net Income	$0.80	$0.72	$1.43	$1.20
Diluted Earnings Per Share(1):
Income from Continuing Operations	$0.79	$0.71	$1.42	$1.19
Income from Discontinued Operations	$—	$0.01	$—	$0.01
Net Income	$0.79	$0.71	$1.42	$1.19

(1)         May not foot due to rounding.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	August 4, 2019	February 3, 2019
ASSETS
Current assets:
Cash and cash equivalents	$41	$38
Receivables, less allowance for doubtful accounts of $19 and $18	860	732
Inventories	821	766
Other current assets	41	50
Total current assets	1,763	1,586
Property and equipment, net	385	370
Operating lease right-of-use assets	412	—
Goodwill	1,989	1,990
Intangible assets, net	179	191
Deferred tax asset	12	78
Other assets	16	18
Total assets	$4,756	$4,233
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$498	$367
Accrued compensation and benefits	70	109
Current installments of long-term debt	11	11
Current lease liabilities	114	—
Other current liabilities	165	259
Total current liabilities	858	746
Long-term debt, excluding current installments	2,062	2,129
Long-term lease liabilities	310	—
Other liabilities	95	77
Total liabilities	3,325	2,952
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 169.1 million and 170.7 million shares issued and outstanding at August 4, 2019 and February 3, 2019, respectively	2	2
Paid-in capital	4,086	4,067
Accumulated deficit	(1,332)	(1,572)
Accumulated other comprehensive loss	(51)	(30)
Treasury stock, at cost, 36.3 and 34.2 million shares at August 4, 2019 and February 3, 2019, respectively	(1,274)	(1,186)
Total stockholders’ equity	1,431	1,281
Total liabilities and stockholders’ equity	$4,756	$4,233

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Six Months Ended
	August 4, 2019	July 29, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$242	$220
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	54	51
Provision for uncollectibles	5	6
Non-cash interest expense	3	11
Stock-based compensation expense	12	12
Deferred income taxes	75	70
Other	1	(1)
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(133)	(183)
(Increase) decrease in inventories	(56)	(104)
(Increase) decrease in other current assets	(2)	(5)
Increase (decrease) in accounts payable and accrued liabilities	85	108
Increase (decrease) in other long-term liabilities	—	1
Net cash provided by (used in) operating activities	286	186
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(54)	(47)
Proceeds from sales of property and equipment	2	—
Payments for businesses acquired, net of cash acquired	3	(362)
Net cash provided by (used in) investing activities	(49)	(409)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury shares	(78)	(93)
Repayments of long-term debt	(5)	(5)
Repayments of financing liabilities	(88)	—
Borrowings on long-term revolver debt	578	10
Repayments on long-term revolver debt	(642)	(16)
Proceeds from issuance of common stock under employee benefit plans	7	6
Tax withholdings on stock-based awards	(5)	(6)
Other financing activities	(1)	(3)
Net cash provided by (used in) financing activities	(234)	(107)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$3	$(330)
Cash and cash equivalents at beginning of period	38	558
Cash and cash equivalents at end of period	$41	$228

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Construction & Industrial	Eliminations	Total Operations
Three Months Ended August 4, 2019
Net sales	$830	$795	$(1)	$1,624
Adjusted EBITDA	149	95	—	244
Depreciation(1) & Software Amortization	11	10	—	21
Other Intangible Amortization	2	4	—	6

Three Months Ended July 29, 2018
Net sales	$820	$781	$(1)	$1,600
Adjusted EBITDA	150	96	—	246
Depreciation(1) & Software Amortization	9	12	—	21
Other Intangible Amortization	2	4	—	6

Six Months Ended August 4, 2019
Net sales	$1,602	$1,516	$(1)	$3,117
Adjusted EBITDA	283	164	—	447
Depreciation(1) & Software Amortization	21	21	—	42
Other Intangible Amortization	4	8	—	12

Six Months Ended July 29, 2018
Net sales	$1,543	$1,447	$(1)	$2,989
Adjusted EBITDA	273	163	—	436
Depreciation(1) & Software Amortization	18	22	—	40
Other Intangible Amortization	4	7	—	11

(1)         Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes; and

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended		Six Months Ended
	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net income	$135	$131	$242	$220
Less income from discontinued operations, net of tax	—	1	—	1
Income from continuing operations	135	130	242	219
Interest expense	28	35	56	68
Provision for income taxes	48	46	83	75
Depreciation and amortization(1)	27	27	54	51
Restructuring charges(2)	—	2	(2)	9
Stock-based compensation	5	6	12	12
Acquisition and integration costs(3)	—	1	1	3
Other	1	(1)	1	(1)
Adjusted EBITDA	$244	$246	$447	$436

(1)         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)         For the six months ended August 4, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters.

(3)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies.

Adjusted Net Income

The following table presents a reconciliation of Net income, the most directly comparable financial measure under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions, except share and per share data):

	Three Months Ended		Six Months Ended
	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net income	$135	$131	$242	$220
Less income from discontinued operations, net of tax	—	1	—	1
Income from continuing operations	135	130	242	219
Plus: Provision for income taxes	48	46	83	75
Less: Cash income taxes	(6)	(3)	(10)	(5)
Plus: Amortization of acquisition-related intangible assets (other than software)	6	6	12	11
Plus: Restructuring charges(1)	—	2	(2)	9
Plus: Acquisition and integration costs(2)	—	1	1	3
Adjusted Net Income	$183	$182	$326	$312

Diluted weighted average common shares outstanding (thousands)	170,057	183,822	170,386	184,456
Adjusted net income per share - diluted	$1.08	$0.99	$1.91	$1.69

(1)         For the six months ended August 4, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters.

(2)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies.

Third-Quarter 2019 and Full-Year Fiscal 2019 Outlook

The following table presents a reconciliation of the forecasted range of Net income to Adjusted EBITDA for the third-quarter 2019 and full-year fiscal 2019 outlook (amounts in millions):

	Third-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net income	$130	$142	$450	$472
Interest expense, net	27	27	109	109
Provision for income taxes	47	50	158	166
Depreciation and amortization	27	27	111	111
Stock-based compensation	7	7	25	25
Other	2	2	2	2
Adjusted EBITDA	$240	$255	$855	$885

The following table presents a reconciliation of the forecasted range of Net income to Adjusted net income and Net income per diluted share to Adjusted net income per diluted share for the third-quarter 2019 and full-year fiscal 2019 outlook (amounts in millions, except per share data):

	Third-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net income	$130	$142	$450	$472
Plus: Provision for income taxes	47	50	158	166
Less: Cash income taxes	(24)	(25)	(53)	(58)
Plus: Amortization of acquisition-related intangible assets (other than software)	5	5	23	23
Other	2	2	2	2
Adjusted net income	$160	$174	$580	$605

Diluted weighted average common shares outstanding	166	166	168	168
Net income per share — diluted	$0.78	$0.86	$2.68	$2.81
Adjusted net income per share — diluted	$0.96	$1.05	$3.45	$3.60